Exhibit 10.2

______________________________________________________________________________

MORTGAGE AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

by

PCT ALLENDALE, LLC,
as the Mortgagor

in favor of

OXFORD FINANCE LLC AS AGENT FOR CERTAIN LENDERS,
as the Mortgagee

Executed on the 24th day of September, 2014 and delivered and made effective as of the 26th day of September, 2014

______________________________________________________________________________

RECORD AND RETURN TO:

Prestige Title Agency, Inc.
130 Pompton Avenue
Verona, NJ 07044

MORTGAGE AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

THIS MORTGAGE AND ABSOLUTER ASSIGNMENT OF LEASES AND RENTS (hereinafter, as it may be from time to time amended, modified, extended, substituted, and/or supplemented, referred to as the “Mortgage”) executed on the 24th day of September, 2014 and delivered and made effective as of the 26th day of September, 2014, by

PCT Allendale, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey, having a mailing address located at c/o NeoStem, Inc. 420 Lexington Avenue, Suite 350, New York, New York 10170 (hereinafter referred to as the “Mortgagor”),

IN FAVOR OF

Oxford Finance LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having a mailing address located at 133 North Fairfax Street, Alexandria, Virginia 22314 as Collateral Agent for the Lenders (hereinafter referred to as the “Mortgagee”).

W I T N E S S E T H :

WHEREAS, the Lenders have agreed to make available to the Mortgagor term loans in an original principal amount of up to Twenty Million and 00/100 ($20,000,000.00) Dollars pursuant to the terms of a Loan and Security Agreement of even date herewith between the Borrowers identified therein (including, without limitation, Mortgagor), the Lenders and Mortgagee (hereinafter, as it may be from time to time amended, modified, extended, substituted, and/or supplemented, referred to as the “Loan Agreement”); and

WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement; and

WHEREAS, this Mortgage is given and made by the Mortgagor to the Mortgagee as security for the Obligations.
NOW, THEREFORE, in order to induce the Lenders to make the Term Loans available to the Mortgagor and to secure the payment of the Obligations and to secure the performance by the Mortgagor of all of its other obligations and covenants pursuant to the terms, conditions, and provisions of the Loan Agreement, the Secured Promissory Notes, this Mortgage, and all of the other Loan Documents, and any amounts now or hereafter due and owing from Mortgagor to Mortgagee or the Lenders arising from or in connection with any interest rate swap agreement, now existing or hereafter entered into between Mortgagor and Mortgagee or Lenders, and any costs incurred by Mortgagee or Lenders in connection therewith, including, without limitation, any interest, expenses, fees, penalties or other charges associated with any obligations undertaken by Mortgagee or Lenders to hedge or offset Mortgagee’s or any Lender’s obligations pursuant to such swap agreement, or the termination of any such obligations, shall be (i) deemed additional interest and/or a related expense (to be determined in the sole discretion of Mortgagee) due in connection with the principal amount of the Obligations secured by this Mortgage, (ii) included (in the manner described above) as part of the Obligations secured by this Mortgage, and secured by this Mortgage to the full extent thereof, and (iii) included in any judgment in any proceeding instituted by Mortgagee or its agents against Mortgagor for foreclosure of this Mortgage or otherwise, and to assure the payment of all other indebtedness, monetary obligations, liabilities, and duties of any kind of the Mortgagor, direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or not liquidated, arising under the Loan Agreement, the Secured Promissory Notes, this Mortgage, or any of the other Loan Documents, the Mortgagor has hereby mortgaged, given, granted, released, assigned, transferred, and set over unto the Mortgagee, and by these presents does hereby mortgage, give, grant, release, assign, transfer, and set over unto the Mortgagee, its successors and assigns forever, all of its rights, title and interest in the following described property and rights:

ALL that certain property consisting of approximately 3.000 acres of real property located at 4 Pearl Court, Units A, B & C, Allendale, NJ , being also known as Lot 4.05C001; 4.05C0002 & 4.05C0003, Block 601 on the Tax Maps of the Borough of Allendale, County of Bergen, and State of New Jersey, as more particularly described on Schedule “A” attached hereto and made a part hereof (hereinafter referred to as the “Premises”); and

TOGETHER with all and singular tenements, hereditaments, buildings, improvements, rights-of-way, privileges, liberties, rights, easements, riparian rights, woods, waters, watercourses, mineral, oil and gas rights and appurtenances thereunto belonging, or in any wise appertaining and the reversion and revisions and remainder and remainders, rents, income, issues, and profits thereof; and

TOGETHER with all rights, title, and interests of the Mortgagor, now owned or hereafter acquired, in and to any streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Premises to the center line thereof, and all strips and gores within or adjoining the Premises, easements and rights-of-way, public or private, all sidewalks and alleys, now or hereafter used in connection with the Premises or abutting the Premises; and

TOGETHER with all furniture, fixtures, equipment and other articles of personal property owned by the Mortgagor and now or hereafter attached to or used in connection with, or with the operation of, any improvements located on the Premises, as to which this Mortgage constitutes a security agreement under the New Jersey Uniform Commercial Code, as in effect from time to time (in addition to and not in lieu of any other security agreement between the parties), including, without limitation, all building supplies and materials, furniture, fixtures, and equipment; all furnaces, motors, dynamos, incinerators, machinery, generators, partitions, elevators, steam and hot water boilers, heating and air conditioning equipment, wall cabinets, lighting and power plants, coal and oil burning apparatus, pipes, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, stoves, ranges, shades, screens, blinds, washing machines, clothes dryers, dishwashers, freezers, awnings, vacuum cleaning systems, sprinkler systems or other fire prevention or extinguishing apparatus and materials, including all accessories, additions, substitutions, and replacements thereof, all of which shall be deemed to be and remain and form a part of the Premises and are covered by the lien of this Mortgage. If the lien of this Mortgage shall be subject to a conditional bill of sale, chattel mortgage, or other security interest covering any such property, then all the rights, title and interests of the Mortgagor in and to such property, together with the benefits of any deposits or payments now or hereafter made thereon, are and shall be covered by the lien of this Mortgage; and

TOGETHER with any and all awards, damages, payments and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, improvements, injury or destruction in any manner caused to the Mortgaged Premises thereon, or any part thereof; and

TOGETHER with all the estate, right, title, interest, property, possession, claim, and demand whatsoever of the Mortgagor, as well in law as in equity, of, in and to the same and every part and parcel thereof with the appurtenances (hereinafter the Premises and all the improvements, rights, interests and benefits that go with it as described above shall be collectively referred to as the “Mortgaged Premises”).

TO HAVE AND TO HOLD the above granted Mortgaged Premises unto the Mortgagee, its successors and assigns, to its and their proper use, benefit and behalf forever.

PROVIDED THAT if the Mortgagor shall well and truly pay, or there shall otherwise be paid to the Mortgagee, the Obligations evidenced by the Secured Promissory Notes secured hereby at the time and in the manner provided in the Loan Documents and/or this Mortgage and the Mortgagor shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Loan Agreement, and in all of the other Loan Documents, then these presents and the lien and interest hereby transferred and assigned shall cease, terminate and be void. The Mortgagee shall release the Mortgaged Premises and renounce any other rights granted to it herein and shall execute, at the request of the Mortgagor, a release of this Mortgage and any other instrument to that effect deemed necessary or desirable, upon payment and performance being made on the Obligations and covenants secured hereby.

ARTICLE I.    THE MORTGAGOR REPRESENTS, WARRANTS, COVENANTS, AND AGREES WITH THE MORTGAGEE AS FOLLOWS:

Section 1.    Definitions. In this Mortgage, all words and terms not expressly defined herein shall have the respective meanings and be construed herein as provided for or defined in the Loan Agreement . Any reference to a provision of the Loan Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

Section 2.    Interpretation and Construction. All words, terms and provisions of the Loan Agreement shall be applied to this Mortgage in the same manner as applied therein to the Loan Agreement.

Section 3.    Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Mortgagor and the Mortgagee any right, remedy or claim under or by reason hereof. All covenants, stipulations and agreements herein contained by and on behalf of the Mortgagor shall be for the sole and exclusive benefit of the Mortgagee as Agent for the Lenders.

Section 4.    Obligations. The Mortgagor shall pay the Obligations secured by this Mortgage and the other Loan Documents at the time and in the manner provided for the payment of the same in the Loan Agreement and the Secured Promissory Notes.

Section 5.    No Credit for Taxes Paid. The Mortgagor shall not be entitled to any credit against payments due hereunder by reason of the payment of any taxes, assessments, water or sewer rent, or other governmental charges levied against the Mortgaged Premises.

Section 6.    Seisin and Warranty. The Mortgagor is seized of an indefeasible estate in fee simple in and to the Mortgaged Premises and hereby warrants to the Mortgagee the title to the Mortgaged Premises. The Mortgagor hereby covenants that the Mortgagor (i) shall preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to the Mortgagee against all lawful claims whatsoever and the claims of all Persons whomsoever claiming or threatening to claim the same or any part thereof and (ii) shall make, execute, acknowledge and deliver all such further or other deeds, documents, instruments, or assurances, and cause to be done all such further acts as may at any time hereafter be reasonably required by the Mortgagee to protect fully the lien of this Mortgage.

Section 7.    Insurance. The Mortgagor hereby covenants to obtain and maintain at all times, throughout the term of this Mortgage, insurance covering the Mortgaged Premises, in such amounts, on such forms and written by such companies, as the Mortgagee may reasonably require from time to time, including (i) comprehensive general public liability insurance (“Commercial General Policy”); (ii) an “All-Risk” policy covering damage due to fire and extended hazard insurance (together with vandalism and malicious mischief endorsements)(“All-Risk Policy”); (iii) if the Mortgaged Premises is required or eligible to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, flood insurance; and (iv) business interruption or rental loss coverage. Each insurance policy required under this Paragraph shall be written or endorsed so as to (i) contain a standard mortgagee or lender’s loss payable endorsement, as the case may be, or its equivalent; (ii) with respect to the aforesaid “All-Risk” policy, make all losses and all returns of unearned premiums payable directly to the Mortgagee, without contribution; (iii) with respect to public liability coverage, name the Mortgagee as an additional insured, as its interest may appear; and (iv) waive all rights of set off, counterclaim, deduction, or subrogation against the Mortgagor (so as not to interfere with the Mortgagee’s rights). Each of the Commercial General Policy and All-Risk Policy required under this Paragraph shall contain a provision to the effect that such policy shall not be canceled unless the Mortgagee is notified in writing at least twenty (20) days prior to such cancellation in the event that such cancellation is for non-payment of premium and sixty (60) days prior to such cancellation in the event that such cancellation is for any other reason. Furthermore, the Mortgagor shall provide at least a thirty (30) days prior notice to the Mortgagee before any insurance policy required under this Paragraph is canceled or materially altered. At least thirty (30) days prior to the expiration of any such policy, the Mortgagor shall furnish evidence reasonably satisfactory to the Mortgagee that such policy has been renewed, replaced, or is no longer required by this Paragraph, together with proof of payment of any premiums then owing. At the request of the Mortgagee, the Mortgagor shall deliver all original insurance policies to the Mortgagee. The

Mortgagor shall not take out any separate or additional insurance with respect to the Mortgaged Premises which is contributing in the event of loss, unless it is properly compatible with all of the requirements of this Paragraph. In the event the Mortgagor shall at any time fail to provide the Mortgagee with satisfactory evidence that all such insurance is in full force and effect, the Mortgagee shall have the absolute right to force place any or all of such insurance. The cost of such force placed insurance shall be paid immediately by the Mortgagor, shall be secured by this Mortgage and the other Loan Documents, and, if not paid immediately by the Mortgagor, shall bear interest at the Default Rate.
Section 8.    Preservation, Maintenance and Repair. All improvements which are presently erected and are to be erected upon the Mortgaged Premises in the future, shall, at the Mortgagor’ own cost and expense, be kept in good and substantial repair, working order and condition, and the Mortgagor shall from time to time make, or cause to be made, all necessary and proper repairs, replacements, improvements, and betterments thereto. The Mortgagor shall not remove a material portion of or materially alter, discontinue the use of, sell, transfer, assign, hypothecate, or otherwise dispose of to any Person any part of the Mortgaged Premises without the prior express written consent of the Mortgagee, except that the Mortgagor shall be permitted to make, from time to time, such substitutions, additions, modifications, and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Mortgaged Premises. All alterations, replacements, renewals, or additions made pursuant to this Section 8 shall automatically become and constitute a part of the Mortgaged Premises and shall be covered by the lien of this Mortgage. The Mortgagor shall not do, and shall not permit to be done, any act which may in any way impair or weaken the security under this Mortgage.

Section 9.    Intentionally omitted.

Section 10.    No Additional Liens on Fixtures. The Mortgagor shall not remove or suffer to be removed from the Mortgaged Premises any material fixtures owned by the Mortgagor (as the term “fixtures” is defined by the Uniform Commercial Code in the State of New Jersey, as amended and/or modified from time to time) presently or in the future to be incorporated into, installed in, annexed, or affixed to the Mortgaged Premises (unless such material fixtures have been replaced with similar fixtures of equal or greater utility or value); nor shall the Mortgagor execute or cause to be executed any security interest upon any such fixtures, additions to, substitutions, or replacements thereof, or upon any fixtures in the future to be installed in, annexed or affixed to the Mortgaged Premises, without the prior express written consent of the Mortgagee.

Section 11.    Performances. The Mortgagor shall perform and abide by the terms and covenants contained herein and the terms and covenants contained in the Loan Agreement, the Secured Promissory Notes and the other Loan Documents, all of which are made a part hereof as though set forth herein at length.

Section 12.    Intentionally omitted.

Section 13.    Governing Law; Jurisdiction. This Mortgage has been delivered to and accepted by Mortgagee and will be deemed to be made in the State of New Jersey. This Mortgage will be interpreted in accordance with the laws of the State of New Jersey excluding its conflict of laws rules. MORTGAGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW JERSEY IN A COUNTY OR JUDICIAL DISTRICT WHERE MORTGAGEE MAINTAINS A BRANCH AND CONSENTS THAT MORTGAGEE MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT MORTGAGOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS MORTGAGE WILL PREVENT MORTGAGEE FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST MORTGAGOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION WHICH MORTGAGEE DEEMS NECESSARY OR APPROPRIATE TO ENFORCE MORTGAGEE’S RIGHTS AGAINST MORTGAGOR OR ITS PROPERTY. Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both Mortgagee and Mortgagor. Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

Section 14.    Modifications in Writing. The terms of this Mortgage may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 15.    Furniture, Fixtures and Equipment. This Mortgage constitutes a security agreement under the New Jersey Uniform Commercial Code, as amended and/or modified from time to time, and the Mortgagor hereby grants to the Mortgagee a security interest in all furniture, fixtures, and equipment and all other machinery, appliances, furnishings, tools and building materials and other personal property of the Mortgagor now owned or hereafter acquired by the Mortgagor, and installed or to be installed in or on the Mortgaged Premises and used or to be used in the management or operation of the Mortgaged Premises including, without limitation, any and all substitutions, replacements, additions, and accessions thereto, together with any and all cash and non-cash proceeds thereof. The Mortgagor hereby authorize the Mortgagee to file and refile any financing statements, continuation statements, or other security agreements that the Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. Without limiting the foregoing, the Mortgagor hereby irrevocably constitutes and appoints the Mortgagee with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (coupled with interest) in the place and stead of the Mortgagor and in the name of the Mortgagor or in the Mortgagee’s own name, for the Mortgagee to execute, deliver, and file such instruments for and on behalf of the Mortgagor. Notwithstanding any release of any or all of that property included in the Mortgaged Premises which is deemed to be “real property”, and proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of the Mortgagor as are now or hereafter secured hereby.

Section 16.    No Assignment. This Mortgage shall not be assigned by the Mortgagor without the prior express written consent of the Mortgagee.

Section 17.    Date of Mortgage. The date of this Mortgage shall be for identification purposes only and shall not be construed to imply that this Mortgage was executed on any date other than the date of the acknowledgments of the parties hereto. This Mortgage shall become effective upon its delivery.

Section 18.    Taxes.

(i)    The Mortgagor shall promptly pay and discharge all taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon the Mortgagor or in respect of the Mortgaged Premises before the same shall become in default, as well as all lawful claims which if unpaid might become a lien or charge upon the Mortgagor, the Mortgaged Premises, or any part thereof and any and all insurance premiums, costs, and other expenses with respect to the types and amounts of insurance required to be maintained by the Mortgagor pursuant to Article I, Section 7 of this Mortgage (hereinafter collectively referred to as “Property Taxes and Charges”) unless such taxes are being contested in accordance with the following sentence. Mortgagor may defer payment of any contested taxes, provided that Mortgagor (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Mortgagee in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps reasonably required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Mortgaged Premises that is other than a “Permitted Lien.”

(ii)        After the occurrence and during the continuance of an Event of Default, the Mortgagor shall, if requested by the Mortgagee, pay to the Mortgagee at the time of each installment of principal and interest due under any of the Loan Documents, one twelfth (1/12) of the annual taxes and assessments levied or assessed against the Mortgaged Premises and any premium for applicable insurance, as estimated by the Mortgagee, from time to time. Such payment shall be held by the Mortgagee to be used by the Mortgagee in payment of such taxes, assessments or insurance premium. If such escrow funds are not sufficient to pay such taxes and assessments, as the same become payable, the Mortgagor shall pay to the Mortgagee, upon request, such additional amounts as the Mortgagee shall estimate to be sufficient to make up any such deficiency. No amount paid to the Mortgagee hereunder shall be deemed to be trust funds but may be commingled with general funds of the Mortgagee, and no interest shall be payable thereon. If the Mortgagor is not required to pay such tax escrows pursuant to this section, the Mortgagor shall provide to the

Mortgagee within ten (10) days of a written request, official receipted tax bills, canceled checks, or other evidence reasonably satisfactory to the Mortgagee evidencing that such taxes and assessments have been paid in a timely manner.
Section 19.    Change in Laws. During the term of this Mortgage, in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or of any other Federal, state, county, or local governmental entity, which changes in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to materially and adversely affect the interest of the Mortgagee, then and in such event the Mortgagor shall bear and pay the full amount of such taxes.

Section 20.    Insurance and Condemnation Proceeds.

(i)    Mortgagor shall at all times keep the Mortgaged Premises insured in accordance with Article I, Section 7 of this Mortgage. If all or any part of the Mortgaged Premises shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Mortgaged Premises shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Mortgagor hereunder or under the Loan Documents, and the Mortgagor shall continue to be obligated to make such payments.

(ii)    If the Mortgaged Premises or any part thereof is partially or totally damaged or destroyed by fire or any other cause, the Mortgagor shall give prompt written notice thereof to the Mortgagee. The Mortgagor hereby authorizes and directs any affected insurance company to make the payment of any and all such proceeds directly to the Mortgagee. The Mortgagee is hereby authorized and empowered by the Mortgagor to settle, adjust, or compromise, in consultation with the Mortgagor, any claims for loss, damage, or destruction to the Mortgaged Premises. The Mortgagor shall pay all reasonable costs of collection of insurance proceeds payable on account of such damage or destruction.

(iii)    Upon the occurrence of any damage or destruction to, or condemnation of, the Mortgaged Premises, the Mortgagee shall have a prior claim to all insurance proceeds and condemnation awards over the Mortgagor, and the Mortgagor shall not be entitled to any portion thereof except to the extent specifically provided for herein. All rights to any insurance proceeds and any condemnation awards are hereby assigned by the Mortgagor to the Mortgagee to the extent of the Obligations under the Loan Agreement as remains unpaid, including without limitation, all principal, interest, fees, costs and expenses. Such insurance proceeds or condemnation awards shall be paid to the Mortgagee and applied, in the Mortgagee’s sole discretion, but subject to Article I, Section 20(vi) hereafter, either (a) to reduce the outstanding principal balance of the Loan Agreement and to pay all accrued unpaid interest, fees, costs, and other expenses due and owing to the Mortgagee in accordance with the terms, conditions, and provisions of the Loan Agreement, or (b) to restore the damaged or condemned portion(s) of the Mortgaged Premises to a value, character, and condition substantially equivalent to that value, character, and condition prior to the occurrence of such loss or condemnation, all in accordance with the Mortgagee’s standard construction loan disbursement conditions and requirements.

(iv)    Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of the Mortgaged Premises, or any portion thereof, the Mortgagor shall notify the Mortgagee in writing of the pendency of such proceedings. The Mortgagor may participate in any such proceedings and the Mortgagor shall from time to time deliver to the Mortgagee all instruments and other information or documentation requested by it to permit such participation. The Mortgagor shall, at the sole cost and expense of the Mortgagor, diligently prosecute any such proceeding and shall consult with the Mortgagee, its attorneys and experts and cooperate with it in any defense of any such proceedings.

(v)    In the event any insurance proceeds or condemnation awards are applied by the Mortgagee to reduce the outstanding principal balance of the Obligations under this Section 20, said payments shall be applied against the outstanding principal balance in the inverse order of maturity.

(vi)    Notwithstanding anything herein to the contrary, if the Mortgaged Premises are damaged or partially destroyed by casualty, or suffer a partial condemnation, and no Event of Default then exists, Mortgagee shall make the insurance, casualty or condemnation proceeds available to Mortgagor provided Mortgagor uses same solely to pay the expenses of such repair or restoration as evidenced by receipt by Mortgagee of invoices from independent third party contractors effecting such repair or restoration.

Section 21.    Compliance with Laws. The Mortgagor hereby agrees to comply with all applicable laws, rules, regulations, and ordinances made or promulgated by lawful authority which are now or may hereafter by applicable to the Mortgaged Premises within such time as may be required by law. As of the date hereof, the Mortgagor has not received any written notice from any such lawful authority that the Mortgaged Premises is in violation of any such law, rule, regulation, or ordinance. The Mortgagor hereby covenants and agrees that, if such a notice is received by the Mortgagor, whether directly or from any tenant in the Mortgaged Premises, at any time during the existence of this Mortgage, the Mortgagor shall promptly notify the Mortgagee in writing as to the nature and the extent of such claimed violation and shall further provide the Mortgagee a copy of such notice. Nothing in the foregoing shall prohibit Mortgagor from contesting the applicability of any applicable laws, rules, regulations and ordinances in good faith by appropriate proceedings so long as such contest is maintained and prosecuted with due diligence.

Section 22.    Indemnification. Mortgagor agrees to indemnify, defend and hold Mortgagee and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Mortgagee or the Lenders in accordance with the terms of Section 12.2 of the Loan Agreement.

Section 23.    Absolute Assignment of Rents. The Mortgagor hereby absolutely assigns and sets over to the Mortgagee all of the rents, income and profits arising out of or from the Mortgaged Premises for the purpose of making the payment of the Obligations secured by this Mortgage and, so long as there shall exist no Event of Default, there is reserved to the Mortgagor a license to collect as they become due, but not prior to accrual, all rents, income and profits from the Mortgaged Premises and the proceeds of rent insurance and to retain, use and enjoy the same and to apply such rents, issues, income and profits, all as more specifically provided for and required under this Mortgage to the payment of (i) the cost of all such alterations, renovations, repairs, replacements and maintenance and expenses incident to taking and retaining possession of the Mortgaged Premises and the management and operation thereof and keeping the same insured, (ii) all Property Taxes and Charges and any and all other liens on the Mortgaged Premises and premiums for said insurance, with interest on all such items, and (iii) the repayment of Obligations herein described then due and payable, together with all costs and reasonable attorneys’ fees, before using any part of the same for any other purpose. Upon the occurrence of an Event of Default, such license granted to the Mortgagor shall be immediately revoked without further demand or notice from the Mortgagee, and the Mortgagee is hereby empowered to enter upon and take possession of the Mortgaged Premises for the purpose of collecting the same and to let the Mortgaged Premises or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said Obligations. This assignment and grant shall continue in effect until this Mortgage is paid in full and discharged of record. The Mortgagor shall not, without the prior express written consent of the Mortgagee, receive or collect rent from any tenant of the Mortgaged Premises or any part thereof for a period of more than one (1) month in advance and upon the occurrence of an Event of Default, the Mortgagor shall pay monthly in advance to the Mortgagee or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Mortgaged Premises or of such part thereof as may be in the possession of the Mortgagor and, upon default in any such payment, the Mortgagor shall vacate and surrender the possession of the Mortgaged Premises to the Mortgagee or to such receiver. If the Mortgagor does not so vacate and surrender the Mortgaged Premises, then the Mortgagor may be evicted by summary proceedings.

Section 24.    Intentionally omitted.

Section 25.    Permitted Encumbrances. At no time throughout the term of this Mortgage shall the Mortgagor create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of any kind or nature on or with respect to any of the Mortgaged Premises without the prior express written consent of the Mortgagee, except as permitted under the Loan Agreement and except for matters referenced on Schedule B - Section II to the Title Insurance Commitment dated September 25, 2014 issued by First American Title Insurance Company with respect to the Mortgaged Premises, File Number 14PTFA-050580.

Section 26.    Environmental Issues. The Mortgagor hereby further represents, warrants, and covenants that[, except as expressly disclosed in that certain Phase I Environmental Site Assessment dated August 1, 2007 prepared by First Environmental, Inc.:

(i)    The Mortgaged Premises, has never been used by previous owners and/or operators of such real property to refine, produce, store, handle, transfer, process or transport “Hazardous Substances” or “Hazardous Wastes” (as such terms are defined in the Applicable Environmental Laws (defined hereafter)) and the Mortgagor has not used in the past, nor does the Mortgagor intend to use in the future the Mortgaged Premises, for the purposes of refining, producing, storing, handling, transferring, processing, or transporting said Hazardous Substances or Hazardous Wastes. As used herein, “Applicable Environmental Laws” shall mean (a) the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901 et seq.; or (c) any and all laws, regulations, and executive orders, both Federal, state and local pertaining to environmental matters, as the same may be amended or supplemented from time to time.

(ii)    The Mortgaged Premises, has not been nor is now being used as a “Major Facility” (as such term is defined in N.J.S.A. 58:10-23.11b(l)), and the Mortgaged Premises, will not be used in the future as a Major Facility.

(iii)    Should the Mortgagor, any tenant of the Mortgaged Premises or any other Person cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the waters or onto the lands in the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air, or other resources owned, managed or held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, etc., in accordance with Applicable Environmental Laws.

(iv)    No lien has been attached to any revenues or any real or any personal property owned by the Mortgagor and located in the State of New Jersey, including, without limitation, the Mortgaged Premises, as a result of the administrator of the New Jersey Spill Compensation Fund expending monies from said fund to pay for “Damages” (as such term is defined in N.J.S.A. 58:10-23.11g) and/or “Clean up and Removal Costs” (as such term is defined in N.J.S.A. 58:10-23.11b (d)), arising from an intentional or unintentional action or omission by the Mortgagor or any previous owner and/or operator of said real property resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters of the State of New Jersey or onto land from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

(v)    If applicable, the Mortgagor has furnished the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d with respect to the Mortgaged Premises and any other real property owned and/or operated by the Mortgagor and located in the State of New Jersey which is used as a Major Facility.

(vi)    The Mortgagor is not in receipt of any summons, citation, directive, letter, or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on the Mortgagor’s part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the land, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, which has not been withdrawn or complied with.

(vii)    In connection with any purchase of the Mortgaged Premises or any other real property acquired by the Mortgagor on or after January 1, 1984, to the best of the Mortgagor’s knowledge, the Mortgagor required that the seller of said real property, including the Mortgaged Premises, comply with the applicable provisions of the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, (N.J.S.A. 13:1K-6 et seq.), as amended, and the seller did comply therewith.

(viii)    The Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of a Hazardous Substance or Hazardous Waste into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate Federal or state governmental authorities.

(ix)     So long as the Mortgagor shall own or operate any real property located in the State of New Jersey which is used as a Major Facility, the Mortgagor shall duly file or cause to be duly filed with the Director or the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

(x)    In the event that there shall be filed a lien against the Mortgaged Premises by the New Jersey Department of Environmental Protection pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11(f), as a result of the administrator of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for “Damages” (as such term is defined in N.J.S.A. 58:10-23.11g), and/or “Cleanup and Removal Costs” (as such term is defined in N.J.S.A. 58:10-23.11b(d)), arising from an intentional or unintentional action or omission of the Mortgagor, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, the Mortgagor shall, within thirty (30) days from the date that any Mortgagor is given notice that the lien has been placed against the Mortgaged Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Premises to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Mortgaged Premises or (b) furnish (1) a bond reasonably satisfactory to First American Title Insurance Company or another title insurance company reasonably acceptable to Mortgagee and the Mortgagee in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

(xi)    The Mortgagor hereby agrees that in the event the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) become applicable to all or any portion of the Mortgaged Premises subsequent to the date hereof, the Mortgagor shall give prompt written notice thereof to the Mortgagee and shall take immediate requisite action to insure full compliance with the Act.

(xii)    Should the Mortgagor cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances or Hazardous Wastes into the waters or onto the lands in the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, etc. in accordance with the provisions of the New Jersey Spill Compensation and Control Act.

(xiii)    The Mortgagor hereby agrees that the Mortgagee shall have the right to conduct or have conducted by its agents or contractors, such environmental inspections as the Mortgagee shall deem necessary or advisable from time to time, if the Mortgagee, in good faith, has reason to believe that a discharge may have occurred, at the sole cost and expense of the Mortgagor. The Mortgagor shall, and shall cause each tenant of the Mortgaged Premises, if any, to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying such information concerning the operations conducted, and Hazardous Substances or Hazardous Wastes located at the Mortgaged Premises.

(xiv)    No lien has been attached to any real property owned by the Mortgagor and located within the State of New Jersey, including, without limitation, the Mortgaged Premises, as a result of the Administrator of the United States Environmental Protection Agency expending monies from the Hazardous Substance Superfund for “Damages” and/or “Response Costs” (as such terms are defined and described in 42 U.S.C. §9607(a)), arising from an intentional or unintentional action or omission of the Mortgagor resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances or Hazardous Wastes into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under the exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. §1801 et seq.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air within the United States or under the jurisdiction of the United States when damage may have resulted to the land, fish, wildlife, biota, air, water, ground water, drinking supplies, and other resources belonging to, managed by, held in trust by, appertaining to or otherwise controlled by the United States and any State or local government.

(xv)    In the event that there shall be a lien filed against the Mortgaged Premises by the United States Environmental Protection Agency pursuant to and in accordance with the provisions of 42 U.S.C. §9607(1), as a result of the Administrator of the Hazardous Substance Superfund having expended monies from said fund to pay for Damages and Response Action Costs arising from an intentional or unintentional action of the Mortgagor, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances or Hazardous Wastes into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under the exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. §1801 et seq.), or any other surface water, ground water, drinking water supply, land surface of subsurface strata or ambient air within the United States or under the jurisdiction of the United States where damage resulted to the lands, waters, or natural resources of the United States, then the Mortgagor shall, within thirty (30) days from the date that the Mortgagor is given notice that the lien has been placed against the Mortgaged Premises, or within such shorter period of time in the event that the United States Government has commenced steps to cause the Mortgaged Premises to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Mortgaged Premises or (b) furnish (1) a bond satisfactory to First American Title Insurance Company or another title insurance company reasonably acceptable to Mortgagee and the Mortgagee in an amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

(xvi)    The Mortgagor hereby represents and warrants that neither the Mortgagor nor the Mortgaged Premises is in violation of or subject to any existing, pending or, to its knowledge, threatened investigation or inquiry by any governmental authority pertaining to any Applicable Environmental Law. The Mortgagor shall not cause or permit the Mortgaged Premises to be in violation of, or do anything which would subject the Mortgaged Premises to any remedial obligations under, any Applicable Environmental Law and the Mortgagor shall promptly notify the Mortgagee, in writing, of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Law.

Section 27.    Utilities. The Mortgagor hereby represents and warrants that (i) the Mortgaged Premises is served by all required public and/or private utilities, including, without limitation, gas, electric, water, sewer, and telephone or (ii) all required utilities, including, without limitation, gas, electric, water, sewer, and telephone, are available to the Mortgaged Premises.

ARTICLE II. INTENTIONALLY OMITTED

ARTICLE III. IF ANY EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT) SHALL HAVE OCCURRED AND IS CONTINUING ON THE PART OF THE MORTGAGOR, THE MORTGAGEE MAY TAKE ANY OR ALL OF THE FOLLOWING ACTIONS, AT THE SAME OR AT DIFFERENT TIMES:

Section 1.    Acceleration. Except as to Mortgaged Premises consisting of a dwelling which is occupied, or is to be occupied, by the debtor, who is a natural person, or a member of the debtor’s immediate family, as that person’s residence, the Mortgagee may declare the entire amount of the principal, together with accrued and unpaid interest and other moneys due under this Mortgage, the Loan Agreement, and/or the other Loan Documents, immediately due and payable, and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated therein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained in this Mortgage, the Loan Agreement and/or the other Loan Documents. As to any portion of the Mortgage Premises that consists of a dwelling which is occupied, or is to be occupied, by the debtor, who is a natural person, or a member of the debtor’s immediate family, as that person’s residence, Mortgagee shall give notice to Mortgagor prior to acceleration following Mortgagor’s breach of any covenant or agreement in this Mortgage. The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Mortgagor, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceeding and sale of the Property. The notice shall further inform Mortgagor of the right to reinstate after acceleration and the right to assert in the foreclosure proceeding the non-existence of a default or any other defense of Mortgagor to acceleration and foreclosure. If the default is not cured on or before the date specified in the notice, Mortgagee at its option may require immediate payment in full of all sums secured by this Mortgage without further demand and may foreclose this Mortgage by judicial proceeding. Mortgagee shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph, including, but not limited to, attorneys’ fees and costs of title evidence permitted by Rules of Court.

Section 2.    Possession. The Mortgagee may (i) enter upon and take possession of the Mortgaged Premises, (ii) lease and let the Mortgaged Premises, (iii) receive all the rents, income, issues and profits thereof which are overdue, due or to become due, and (iv) apply the same, after payment of all necessary charges and expenses, on account of the Obligations secured by this Mortgage. The Mortgagee is given and granted full power and authority to do any act or thing which the Mortgagor or successors or assigns of the Mortgagor who may then own the Mortgaged Premises might or could do in connection with the management and operation of the Mortgaged Premises. This covenant becomes effective either with or without any action brought to foreclose this Mortgage and without applying for the appointment of a receiver of such rents, if any. Should said rents or any part thereof be assigned without the consent of the holder of this Mortgage, then this Mortgage shall at the option of the holder hereof become due and payable immediately, anything herein contained to the contrary notwithstanding.

Section 3.    Foreclosure. The Mortgagee may institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage and proceed thereon to final judgment and execution of the entire unpaid principal balance of the Obligations including costs of suit, interest and reasonable attorney’s fees. In case of any sale of the Mortgaged Premises by judicial proceedings, the Mortgaged Premises may be sold in one parcel or in such parcels, manner or order as the Mortgagee in its sole and absolute discretion may elect. The Mortgagee shall not be required to marshal any portion of the Mortgaged Premises. The failure to make any tenants parties defendant to a foreclosure proceeding shall not be asserted by the Mortgagor as a defense in any proceeding instituted by the Mortgagee to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Premises.

Section 4.    Appointment of Receiver. The Mortgagee may have a receiver of the rents, income, issues and profits of the Mortgaged Premises appointed without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Mortgagor or any Person who may be legally or equitably liable to pay moneys secured hereby, and the Mortgagor and each such Person waive such proof and consent to the appointment of a receiver.

Section 5.    Fair Rental Payments. If the Mortgagor or any subsequent owner is occupying the Mortgaged Premises or any part thereof, it is hereby agreed that said occupants shall pay such reasonable rental monthly in advance as the Mortgagee shall demand for the Mortgaged Premises or the part so occupied, and for the use of personal property covered by this Mortgage or any chattel mortgage.

Section 6.    Excess Monies. The Mortgagee may apply on account of the unpaid Obligations (including any unpaid accrued interest) owed to the Mortgagee after a foreclosure sale of the Mortgaged Premises, whether or not a deficiency action shall have been instituted, any unexpended monies still retained by the Mortgagee that were paid by the Mortgagor to the Mortgagee (i) for the payment of, or as security for the payment of taxes, assessments, municipal or governmental rates, charges, impositions, liens, water or sewer rents, or insurance premiums, if any, or (ii) in order to secure the performance of some act by the Mortgagor.

Section 7.    Remedies at Law or Equity. The Mortgagee may take any of the remedies otherwise available to it as a matter of law or equity.

ARTICLE IV. MISCELLANEOUS:

Section 1.    Intentionally omitted.

Section 2.    Intentionally omitted.
Section 3.    Application of Proceeds. All payments and proceeds received under Article III of this Mortgage after the occurrence of an Event of Default shall be applied in accordance with the terms of Section 9.4 of the Loan Agreement. If the amount of the proceeds received from the sale or other disposition of the Mortgaged Premises shall be insufficient to satisfy in full the Obligations, then the Mortgagor shall remain and be liable for any such deficiency.

Section 4.    Intentionally omitted.

Section 5.    Intentionally omitted.

Section 6.    Intentionally omitted.

Section 7.    WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS MORTGAGE OR THE TRANSACTIONS RELATED THERETO. MORTGAGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. MORTGAGOR ACKNOWLEDGES THAT MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS MORTGAGE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Section 8.    All notices required or permitted to be given hereunder shall be given in accordance with the terms of Section 10 of the Loan Agreement.

Section 9.    Successors and Assigns. All of the terms, covenants, provisions, and conditions herein contained shall be for the benefit of, apply to, and bind the successors and assigns of the Mortgagor and the Mortgagee, and are intended and shall be held to be real covenants running with the land, and the term “Mortgagor” shall also include any and all subsequent owners and successors in title to the Mortgaged Premises.

Section 10.    Gender. When such interpretation is appropriate, any word denoting gender used herein shall include all persons, natural or artificial, and words used in the singular shall include the plural.

Section 11.    Reference to the Loan Agreement. This Mortgage is the “Mortgage” referred to in the Loan Agreement and is subject to all the terms and provisions of the Loan Agreement. Should any provision of the Loan Agreement be inconsistent or contrary to the provisions of this Mortgage, the provisions of the Loan Agreement shall control.

Section 12.    Changes in the Mortgage. The Mortgagor and the Mortgagee may agree to change the interest rates and/or the maturity dates of the Loan Agreement or other term or terms of this Mortgage or of the obligations secured by this Mortgage.

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered by its authorized Member, all as of the day and year of effectiveness first above written.

MORTGAGOR:

PCT Allendale, llc, a New Jersey Limited Liability Company

WITNESS:

/s/ Paige E. Cooperman                        By: /s/ George Goldberger
Signature of Witness                        Name: George Goldberger

Paige Cooperman                            Title: Manager
Typed Name of Witness

SCHEDULE “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN
MORTGAGE BY PCT ALLENDALE, LLC, AS THE MORTGAGOR, IN FAVOR OF OXFORD FINANCE, AS THE MORTGAGEE,
DATED EFFECTIVE AS OF SEPTEMBER 26, 2014

Metes and Bounds Legal Description of the Premises

ALL THAT CERTAIN plot, tract or parcel of land and premises, lying and being in the Borough of Allendale, County of Bergen, and State of New Jersey, bounded and described as follows:

TRACT I

BEING KNOWN AND DESIGNATED AS UNIT NO. A IN "FOUR PEARL COURT CONDOMINIUM," TOGETHER WITH AN UNDIVIDED 25.3 PERCENTAGE INTEREST IN AND TO THE COMMON ELEMENTS APPURTENANT THERETO, IN ACCORDANCE WITH, AND SUBJECT TO THE TERMS, CONDITIONS, PROVISIONS, COVENANTS, RESTRICTIONS, EASEMENTS, AND OTHER MATTERS CONTAINED IN THE MASTER DEED FOR SAID FOUR PEARL COURT CONDOMINIUM, WHICH MASTER DEED WAS DATED 9/19/07, AND RECORDED ON 9/21/07 IN THE CLERK'S OFFICE OF THE COUNTY OF BERGEN, IN
BOOK 9413, PAGE 58, AS THE SAME MAY HEREAFTER BE LAWFULLY AMENDED.

TRACT II

BEING KNOWN AND DESIGNATED AS UNIT NO. B IN "FOUR PEARL COURT CONDOMINIUM," TOGETHER WITH AN UNDIVIDED 24.4 PERCENTAGE INTEREST IN AND TO THE COMMON ELEMENTS APPURTENANT THERETO, IN ACCORDANCE WITH, AND SUBJECT TO THE TERMS, CONDITIONS, PROVISIONS, COVENANTS, RESTRICTIONS, EASEMENTS, AND OTHER MATTERS CONTAINED IN THE MASTER DEED FOR SAID FOUR PEARL COURT CONDOMINIUM, WHICH MASTER DEED WAS DATED 9/19/07, AND RECORDED ON 9/21/07 IN THE CLERK'S OFFICE OF THE COUNTY OF BERGEN, IN
BOOK 9413, PAGE 58, AS THE SAME MAY HEREAFTER BE LAWFULLY AMENDED.

TRACT III:

BEING KNOWN AND DESIGNATED AS UNIT NO. C IN "FOUR PEARL COURT CONDOMINIUM," TOGETHER WITH AN UNDIVIDED 23.4 PERCENTAGE INTEREST IN AND TO THE COMMON ELEMENTS APPURTENANT THERETO, IN ACCORDANCE WITH, AND SUBJECT TO THE TERMS, CONDITIONS, PROVISIONS, COVENANTS, RESTRICTIONS, EASEMENTS, AND OTHER MATTERS CONTAINED IN THE MASTER DEED FOR SAID FOUR PEARL COURT CONDOMINIUM, WHICH MASTER DEED WAS DATED 9/19/07, AND RECORDED ON 9/21/07 IN THE CLERK'S OFFICE OF THE COUNTY OF BERGEN, IN
BOOK 9413, PAGE 58, AS THE SAME MAY HEREAFTER BE LAWFULLY AMENDED.

FOR INFORMATIONAL PURPOSES ONLY: ALSO KNOWN AS LOTS 4.05C001; 4.05C0002 & 4.05C0003 IN BLOCK 601 ON THE BOROUGH OF ALLENDALE TAX MAP.

STATE OF ____________    :
:    ss.
COUNTY OF __________    :

BE IT REMEMBERED, that on this ____ day of __________, 20___, before me the subscriber, an officer duly authorized to take acknowledgments for use in the State of _______________, personally appeared ________________________ who I am satisfied is the person who executed the within Instrument as the _____________ of ________________, a ____________________, the ___________ of ___________________, a ____________________, the Mortgagor named therein, and I having first made known to him the contents thereof, he did thereupon acknowledge that said Instrument made by said Mortgagor is his voluntary act and deed and delivered by him as said ____________________ of said Mortgagor and is the voluntary act and deed of said Mortgagor, made by virtue of authority from said Mortgagor’s __________________ for the uses and purposes therein expressed.

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